©2016 Novelis Inc. 1 August 5, 2016 Steve Fisher President and Chief Executive Officer Steve Pohl Interim Chief Financial Officer and SVP Business Performance and Execution Novelis Q1 Fiscal Year 2017 Earnings Conference Call Exhibit 99.2

©2016 Novelis Inc. 2 Safe Harbor Statement Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about the company’s expectations for projected strong demand for automotive sheet. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 are specifically incorporated by reference into this presentation.

©2016 Novelis Inc. 3  Strategy to focus on fundamentals of manufacturing operations is delivering results  Positive product mix towards premium products  Increased productivity and recovery of new and existing assets  Lower cost of metal on favorable metal mix  Adjusted EBITDA* grew 26% YoY to $268M  Free cash flow improved $279M YoY First Quarter Business Highlights $212 $236 $238 $277 $268 $175 $200 $225 $250 $275 $300 Q1FY16 Q2FY16 Q3FY16 Q4FY16 Q1FY17 Adjusted EBITDA trend* ($ millions) *Excluding metal price lag Building momentum, driving growth

©2016 Novelis Inc. 4 Can Outlook  Global demand for beverage can remains strong, primarily in developing regions  But the maturing market faces challenges including overcapacity and economic weakness, increasing competition and pricing pressure Source: CRU, Aluminum Can Stock Market Outlook Global beverage can demand (kt) Novelis views Can as a core product and remains committed to its Can customers

©2016 Novelis Inc. 5 Automotive Growth  All our new automotive sheet finishing lines are shipping product  Achieved record automotive sheet shipments in Q1, up 15% YoY  Auto shipments to continue to grow with demand over the next 24 months  Current and projected demand for automotive sheet remains very strong 0 20 40 60 80 100 120 140 Novelis quarterly automotive shipments (kt) Mass reduction is key to auto manufacturers’ success; aluminum will play a key role

©2016 Novelis Inc. 6 Financial Highlights

©2016 Novelis Inc. 7 Q1 Fiscal 2017 Highlights  Net income increased $84 million to $24 million; Excluding tax- effected special items*, net income was $33 million, up 38%  Adjusted EBITDA, excluding metal price lag, up 26% to $268 million  Significant reduction in metal price lag to negative $13 million in Q1FY17 vs. negative $85 million Q1FY16  Adjusted EBITDA $255 million, up from $127 million  Sales down 13% to $2.2 billion  Primarily driven by 46% lower average local market premiums and 11% lower average LME aluminum prices  FRP shipments down 2% to 755kt  Strong liquidity position of $1.1 billion *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt Q1FY17 vs Q1FY16

©2016 Novelis Inc. 8 Q1 Adjusted EBITDA* Bridge $ Millions 212 ([VALUE]) 22 42 1 (2) 1 268 FY16 Volume Price/Mix Operating Cost SG&A & Other Market Driven Metal FX FY17 *EBITDA excluding metal price lag in both periods Cost productivity drivers:  Reduced start-up costs  Better metal mix from increased utilization of new recycling center  Partially offset by higher new fixed cost base related to auto & recycling expansions

©2016 Novelis Inc. 9 Capital Spending & Free Cash Flow US $M Q1 FY17 Q1 FY16 Free Cash Flow (146) (425) Capital Expenditures 44 129  Q1 FCF includes $107 million of semi-annual Senior Note interest payments  FY17 full year outlook  Capex ~$250 million  Positive free cash flow ~$250 million

©2016 Novelis Inc. 10 Summary

©2016 Novelis Inc. 11  Strategy to focus on fundamentals of manufacturing operations is delivering results  Overall global FRP demand outlook remains positive  Auto shipments to continue to grow with demand Summary OPERATIONAL EXCELLENCE WORKING CAPITAL DISCIPLINE PREMIUM PRODUCT PORTFOLIO COST MANAGEMENT

©2016 Novelis Inc. 12 Questions & Answers

©2016 Novelis Inc. 13 Appendix

# Income Statement Reconciliation To Adjusted EBITDA

| (in $ m) | Q1 | Q2 | Q3 | Q4 | FY16 | Q1 FY17 |
|---|---|---|---|---|---|---|
| **Net income (loss) attributable to our common shareholder** | **(60)** | **(13)** | **6** | **29** | **(38)** | **24** |
| - Interest, net | (78) | (80) | (77) | (79) | (314) | (80) |
| - Income tax (provision) benefit | (15) | 3 | (16) | (18) | (46) | (36) |
| - Depreciation and amortization | (87) | (89) | (88) | (89) | (353) | (89) |
| **EBITDA** | **120** | **153** | **187** | **215** | **675** | **229** |
| - Unrealized gain (loss) on derivatives | 35 | (15) | (2) | (22) | (4) | (7) |
| - Realized gain (loss) on derivative instruments not included in segment income | 1 | (3) | 1 | - | (1) | 1 |
| - Proportional consolidation | (7) | (8) | (7) | (9) | (30) | (8) |
| - Loss on extinguishment of debt | (13) | - | - | - | (13) | - |
| - Restructuring and impairment, net | (15) | (4) | (10) | (19) | (48) | (2) |
| - Loss on sale of fixed assets | (1) | - | (1) | (2) | (4) | (4) |
| - Gain on assets held for sale, net | - | - | - | - | - | 1 |
| - Others costs, net | (7) | 1 | (6) | (3) | (16) | (7) |
| **Adjusted EBITDA** | **127** | **182** | **212** | **270** | **791** | **255** |
| **Other income (expense) included in adjusted EBITDA** | | | | | | |
| - Metal price lag | (85) | (54) | (26) | (7) | (172) | (13) |
| - Foreign currency remeasurement | 4 | (3) | 4 | (3) | 2 | (3) |

**Explanation of other income (expense) Included in adjusted EBITDA**

1) **Metal price lag net of related hedges:** On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. Although we use derivatives contracts to minimize the price lag associated with LME base aluminum prices, we do not use derivative contracts for local market premiums, as these are not prevalent in the market.

2) **Foreign currency remeasurement net of related hedges:** All balance sheet accounts not denominated in the functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2016 Novelis Inc.

Not just aluminum, Novelis Aluminum.

14

©2016 Novelis Inc. 15 (in $ m) Q1 Q2 Q3 Q4 FY16 Q1 FY17 Cash (used in) provided by operating activities (288) 225 64 540 541 (107) Cash used in investing activities (137) (84) (75) (82) (378) (39) Less: proceeds from sales of assets - (1) (1) (1) (3) - Free cash flow (425) 140 (12) 457 160 (146) Capital expenditures 129 75 78 88 370 44 Free cash flow before capital expenditures (296) 215 66 545 530 (102) Free Cash Flow and Liquidity (in $ m) Q1 Q2 Q3 Q4 FY16 Q1 FY17 Cash and cash equivalents 456 462 457 556 556 457 Availability under committed credit facilities 708 506 489 640 640 633 Liquidity 1,164 968 946 1,196 1,196 1,090